Exhibit 99.1

BIMI International Medical Inc. Announces Fiscal Year 2021 Financial Results

NEW YORK, April 18, 2022 (GLOBE NEWSWIRE) -- BIMI International Medical Inc. (NASDAQ: BIMI) (“BIMI” or the “Company”), a healthcare products and services provider, today announced its financial results for the fiscal year ended December 31, 2021.

Revenues for the years ended December 31, 2021 and 2020 were $27,079,795 and $12,844,902, respectively. The increase of $14,234,893 is mainly due to the full year of revenues of the Guanzan Group, which was acquired in March 2020 and acquisitions of the Guoyitang, Qiangsheng, Eurasia and Minkang hospitals in 2021.

For the year ended December 31, 2021, the revenues of the retail pharmacies, wholesale medical devices, wholesale pharmaceuticals and medical services were $316,647, $3,445,107, $16,905,498 and $6,398,379, respectively. For the year ended December 31, 2020, the revenues of the retail pharmacies, wholesale medical devices and wholesale pharmaceuticals were $84,087, $3,059,462 and $ 9,701,353, respectively.

For the year ended December 31, 2021 the Company had a gross profit margin of 17% compared with gross profit margin of 19% for the year ended December 31, 2020. The decrease in the gross profit margin in 2021 was mainly due to the decrease in the wholesale pharmaceuticals segment from 19.1% in 2020 to 2.7% in 2021 caused by a change in the product mix to products with a lower gross profit margin.

The gross profit margin of the retail pharmacies, wholesale medical devices, wholesale pharmaceuticals and medical services segments for the year ended December 31, 2021 were 36.8%, 12.0%, 2.7% and 57.3%, respectively. The gross profit margin of the retail pharmacies, wholesale medical devices, wholesale pharmaceuticals segments for the year ended December 31, 2020 were 16.6%, 18.9% and 19.1%, respectively.

Operating expenses were $12,703,345 for the year ended December 31, 2021 compared to $6,255,098 for the year ended December 31, 2020, an increase of $6,207,182, or 99%. Operating expenses for the year ended December 31, 2021 consisted mainly of salary and employee benefits in the amount of $2,273,313, amortization of the convertible notes in the amount of $1,977,401, selling expenses in the amount of $3,180,252, depreciation and amortization expense of $244,116, audit fees of $543,299, and other professional service fees in the amount of $906,852.

For the year ended December 31, 2021, the Company reported other expense of $26,795,423 relating to the impairment of goodwill compared to other income of $460,552 for the year ended December 31, 2020. For the year ended December 31, 2021, the Guanzan Group incurred an impairment charge of $ 1,923,071. Such impairment charge was recorded after the completion of an earn-out period. Guoyitang incurred an impairment charge of $7,154,393, primarily because the 2021 performance targets set forth in Guoyitang’s acquisition agreement were not met as a result of the pandemic and lockdowns. Zhongshan hospital incurred an impairment charge of $9,134,277, primarily because its 2021 performance targets were not met as a result of the pandemic and lockdowns. The Qiangsheng, Eurasia and Minkang hospitals incurred an impairment charge of $7,916,431, primarily because their 2021 performance targets were not met as a result of the pandemic and lockdowns.

The Company reported a net loss of $34,921,745 for the year ended December 31, 2021, compared to a net loss of $1,877,925 for the year ended December 31, 2020, an increase of $33,043,820.

As of December 31, 2021, the Company had cash of $4,797,849 and negative working capital of $932,493 as compared to cash of $135,309 and working capital of $9,619,274 on December 31, 2020.

“Our newly-acquired businesses were severely impacted by COVID-19 and local lockdowns which caused the significant impairment charges in 2021. We believe the decision for the impairment charges was a responsible action that will benefit our shareholders in the long term. As part of our efforts to improve operations and increase shareholder value, we plan to enhance our smart hospital brand by providing more technical and management support, such as a cloud-based telehealth platform and a medical talent pool program to our existing hospitals, and use our established brand to attract more hospitals that may bring new opportunities and profits to our Company,” said Mr. Tiewei Song, Chief Executive Officer and President of BIMI International Medical Inc.

About BIMI International Medical Inc.

BIMI International Medical Inc. was founded in 2006. The Company is now exclusively a healthcare products and services provider, offering a broad range of healthcare products and related services and operates five private hospitals in China. For more information, please visit www.usbimi.com.

Safe Harbor Statement

Certain matters discussed in this news release are forward-looking statements that involve a number of risks and uncertainties including, but not limited to, the Company’s ability to achieve profitable operations, its ability to continue to operate as a going concern, its ability to continue to meet NASDAQ continued listing requirements, the effects of the spread of COVID-19, the demand for the Company’s products and services in the People’s Republic of China, general economic conditions and other risk factors detailed in the Company’s annual report and other filings with the United States Securities and Exchange Commission.

IR Contact:
Dragon Gate Investment Partners LLC
Tel: +1(646)-801-2803
Email: BIMI@dgipl.com

BIMI INTERNATIONAL MEDICAL, INC. AND ITS SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	December 31	December 31
	2021	2020
ASSETS
CURRENT ASSETS
Cash	$4,797,849	$135,309
Accounts receivable, net	7,005,442	6,686,552
Advances to suppliers	3,163,836	2,693,325
Amount due from related parties	622,554	-
Inventories, net	2,639,883	735,351
Prepayments and other receivables	2,930,083	14,880,526
Operating lease-right of use assets	-	53,425
Total current assets	21,159,647	25,184,488

NON-CURRENT ASSETS
Deferred tax assets	207,549	193,211
Property, plant and equipment, net	3,521,401	910,208
Intangible assets, net	18,039	-
Operating lease-right of use assets	4,845,509	-
Goodwill	8,376,217	6,914,232
Total non-current assets	16,968,715	8,017,651

TOTAL ASSETS	$38,128,362	$33,202,139

LIABILITIES AND EQUITY
CURRENT LIABILITIES
Short-term loans	$1,799,394	$904,228
Long-term loans due within one year	369,187	34,201
Convertible promissory notes, net	5,211,160	3,328,447
Accounts payable, trade	7,339,210	5,852,050
Advances from customers	1,943,028	194,086
Amount due to related parties	730,285	226,514
Taxes payable	662,777	773,649
Other payables and accrued liabilities	3,082,917	4,228,976
Lease liability-current	954,182	23,063
Total current liabilities	22,092,140	15,565,214

NON-CURRENT LIABILITIES
Lease liability-non current	4,161,789	22,457
Long-term loans - non-current	538,006	720,997
Total non-current liabilities	4,699,795	743,454

TOTAL LIABILITIES	26,791,935	16,308,668

EQUITY
Common stock, $0.001 par value; 200,000,000 shares authorized; 8,502,222 and 2,650,917 shares issued and outstanding as of December 31, 2021 and 2020, respectively *	8,502	2,651
Additional paid-in capital	55,220,130	26,355,523
Statutory reserves	2,263,857	2,263,857
Accumulated deficit	(47,900,929)	(12,914,973)
Accumulated other comprehensive income	1,601,870	1,003,392
Total BIMI International Medical Inc.’s equity	11,193,430	16,710,450

NON-CONTROLLING INTERESTS	142,997	183,021
Total equity	11,336,427	16,893,471

Total liabilities and equity	$38,128,362	$33,202,139

*	Retrospectively restated due to five for one reverse stock split, see Note 24

The accompanying notes are an integral part of the consolidated financial statements

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BIMI INTERNATIONAL MEDICAL, INC. AND ITS SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE GAIN/LOSS

	For the Years Ended December 31
	2021	2020
REVENUES	27,079,795	12,844,902

COST OF REVENUES	22,483,404	10,402,085

GROSS PROFIT	4,596,391	2,442,817

OPERATING EXPENSES:
Sales and marketing	3,180,252	783,134
General and administrative	9,523,093	5,471,964
Total operating expenses	12,703,345	6,255,098

LOSS FROM OPERATIONS	(8,106,954)	(3,812,281)

OTHER INCOME (EXPENSE)
Interest income	3,101	304
Interest expense	(351,066)	(84,913)
Exchange gains	24,967	547,114
Impairment loss of goodwill	(26,128,171)	-
Other expense	(344,254)	(1,953)
Total other income (expense), net	(26,795,423)	460,552

LOSS BEFORE INCOME TAXES	(34,902,377)	(3,351,729)

PROVISION FOR INCOME TAXES	19,368	434,306

NET LOSS FROM CONTINUING OPERATIONS	(34,921,745)	(3,786,035)

DISCONTINUED OPERATIONS
Income/(loss) from operations of discontinued operations	-	1,908,110

NET LOSS	(34,921,745)	(1,877,925)
Less: net income attributable to non-controlling interest	64,211	119,158
NET LOSS ATTRIBUTABLE TO BIMI INTERATIONAL MEDICAL INC.	$(34,985,956)	$(1,997,083)

OTHER COMPREHENSIVE LOSS
Foreign currency translation adjustment	598,478	(941,957)

TOTAL COMPREHENSIVE LOSS	(34,323,267)	(2,819,882)
Less: comprehensive loss attributable to non-controlling interests	(26,056)	(17,113)
COMPREHENSIVE LOSS ATTRIBUTABLE TO BIMI INTERNATIONAL MEDICAL INC.	$(34,297,211)	$(2,802,769)

WEIGHTED AVERAGE NUMBER OF COMMON SHARES
Basic and diluted	5,362,927	2,134,562

LOSS PER SHARE
Continuing operation-Basic and diluted	$(6.51)	$(1.77)
Discontinued operation-Basic and diluted	$-	$0.89
Basic and diluted	$(6.51)	$(0.88)

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BIMI INTERNATIONAL MEDICAL, INC. AND ITS SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Years Ended December 31,
	2021	2020
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(34,921,745)	$(3,786,035)
Adjustments to reconcile net loss to cash used in operating activities:
Depreciation and amortization	244,116	56,041
Impairment loss of Goodwill	26,128,171	-
Inventories impairment reserve	93,884	9,294
Allowance for doubtful accounts	(53,698)	146,977
Amortization of discount of convertible promissory notes	554,292	2,091,927

Change in operating assets and liabilities
Accounts receivable	685,426	(4,997,548)
Advances to suppliers	(457,841)	(1,470,339)
Inventories	(1,434,531)	205,580
Prepayments and other receivables	9,812,297	(1,021,703)
Operating lease-right of use assets	(976,372)	(53,425)
Accounts payable, trade	(453,738)	4,548,651
Advances from customers	1,702,762	(1,156,040)
Operating lease liabilities	915,004	45,520
Taxes payable	(495,987)	429,006
Other payables and accrued liabilities	(2,617,765)	590,979
Net cash used in operating activities from continuing operations	(1,275,725)	(4,361,115)
Net cash provided by operating activities from discontinued operations	-	843,382
Net cash used in operating activities	(1,275,725)	(3,517,733)

CASH FLOWS FROM INVESTING ACTIVITIES:
Cash received from acquisition of Guanzan Group	-	95,220
Cash received from acquisition of subsidiaries	189,896	-
Payment for the acquisition of Qiangsheng, Eurasia and Mingkang Hospitals	(3,136,910)	-
Payment for the acquisition of Guoyitang and Zhongshan	-	(9,195,543)
Deposit for the acquisition of Cogmer	3,065,181	(3,065,181)
Purchase of property, plant, and equipment	(814,684)	(258,961)
Net cash used in investing activities from continuing operations	(696,517)	(12,424,465)
Net cash provided by investing activities from discontinued operations	-	11,700,000
Net cash (used in) investing activities	(696,517)	(724,465)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from short-term loan	-	65,302
Proceeds from long-term loan	151,995	534,201
Net proceeds from issuance of convertible promissory notes	6,500,000	3,457,325
Repayment of short-term loans	(33,273)	(216,462)
Amount financed from (to) related parties	(478,183)	148,700
Net cash provided by financing activities from continuing operations	6,140,539	3,989,066
Net cash provided by financing activities from discontinued operations	-	-
Net cash provided by investing activities	6,140,539	3,989,066

EFFECT OF EXCHANGE RATE ON CASH	494,243	386,840

INCREASE IN CASH	4,662,540	133,708
CASH AND CASH EQUIVALENTS, beginning of period	135,309	1,601
CASH AND CASH EQUIVALENTS, end of period	$4,797,849	$135,309

SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid for income tax	$444,633	$45,178
Cash paid for interest expense, net of capitalized interest	$163,883	$101,417

NON-CASH TRANSACTIONS OF INVESTING AND FINANCING ACTIVITIES
Issuance of shares of Common stock for the equity acquisition of Chongqing Guanzan Technology Co., Ltd.	$3,818,000	$4,537,000
Issuance of shares of Common stock for equity acquisition of Zhongshan Chaohu Hospital	$3,480,000	$-
Issuance of shares of Common stock for equity acquisition of Guoyitang Hospital	$3,820,000	$-
Issuance of shares of Common stock for equity acquisition of Minkang, Qiangsheng and Eurasia hospitals	$5,930,619	$-
Issuance of shares of Common stock for equity acquisition of Zhuoda	$1,498,200	-
Issuance of shares of Common stock for payment of improvements to offices	$696,896	-
Goodwill recognized from equity acquisition of Zhongshan Chaohu Hospital	$10,443,494	$-
Goodwill recognized from equity acquisition of Guoyitang Hospital	$7,154,393	$-
Goodwill recognized from equity acquisition of Minkang, Qiangsheng and Eurasia hospitals	$9,067,529	$-
Goodwill recognized from equity acquisition of Zhuoda	$924,740
Goodwill recognized from equity acquisition of Guanzan Group	$6,914,212	$6,914,212
Outstanding payment for equity acquisition of Zhuoda	$4,800,000	$-
Outstanding payment for equity acquisition of Guanzan Group	$-	$3,065,181
Common stock to be issued upon conversion of convertible promissory notes	$5,400,000	$-

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